EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2007 Equity Incentive Plan and 1997 Employee Stock Purchase Plan of AP Pharma, Inc. of our report dated February 24, 2006, with respect to the financial statements and schedule of A.P. Pharma, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Palo Alto, California
January 9, 2008